As filed with the Securities and Exchange Commission on September 3, 1999
                                                Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            AMBANC HOLDING CO., INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       14-1783770
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

11 Division Street, Amsterdam, New York                  12010-4303
(Address of principal executive offices)                 (Zip Code)

                              MOHAWK COMMUNITY BANK
                   401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                           James M. Larkins, III, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Ave., N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)
                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
============================================================================================================

                                                        Proposed            Proposed
                                                        maximum             maximum
Title of securities                Amount to be       offering price        aggregate          Amount of
 to be registered                   registered          per share         offering price    registration fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      150,000 shares      $16.03125(1)       $2,404,688(1)           $669(1)

Interests in Plan                     N/A(2)              N/A                 N/A                  N/A
============================================================================================================


(1) Estimated in accordance with Rule 457(h), calculated on the basis of $16.03125 per share, which was the average of the high and low prices of Ambanc Holding Co., Inc.'s common stock on the Nasdaq Stock Market on August 31, 1999.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Mohawk Community Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Ambanc Holding Co., Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

         1. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1998 (File No. 0-27036) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the Annual Report referred to above.

         3. The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 20, 1995, and any amendments or reports filed for the purpose of updating the description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of these documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference in this Registration Statement or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees. Such indemnification is limited to expenses, including attorneys' fees, where the proceeding is one by or in the right of the corporation. The corporation, under certain circumstances, is also authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the corporation's directors who are not at the time parties to such proceeding, even though less than a quorum; (ii) by a committee of the board of directors designated by a majority of the directors referred to in item (i), even though less than a quorum; (iii) by independent legal counsel in a written opinion; or (iv) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

                                                                              Reference
                                                                               to Prior
                                                                              Filing or
Regulation                                                                     Exhibit
    S-K                                                                         Number
  Exhibit                                                                      Attached
  Number         Description of Exhibits                                        Herto
----------- ---------------------------------------------------------         ---------
 4.1         Certificate of Incorporation of Ambanc Holding Co., Inc.               *

 4.2         Bylaws of Ambanc Holding Co., Inc.                                     *

 4.3         Form of Certificate of Common Stock of Ambanc Holding Co., Inc.        *

 5           Opinion of Silver, Freedman & Taff, L.L.P.                             5

23.1         Consent of KPMG LLP                                                   23.1

23.2         Consent of Silver, Freedman & Taff, L.L.P.                          Contained
                                                                                in Exhibit 5

24           Power of Attorney                                                   Contained
                                                                                on signature
                                                                                    page


------------------

* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-96654) filed with the Commission on September 7, 1995 pursuant to the Securities Act of 1933. All of such previously filed documents are hereby incorporated by reference in accordance with Item 601 of Regulation S-K.



     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                   (i)    To include any  prospectus required by
                                          section 10(a)(3) of the Securities Act
                                          of 1933;

                                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
                                          which,    individually   or   in   the
                                          aggregate,  represent  a   fundamental
                                          change  in  the  information set forth
                                          in the registration statement;

                                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Amsterdam, State of New York, on September 3, 1999.

                                          AMBANC HOLDING CO., INC.


                                          By: /s/ JOHN M. LISICKI
                                              -------------------------------
                                              John M. Lisicki, President and
                                               Chief Executive Officer
                                              (Duly Authorized Representative)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned, hereby appoint John M. Lisicki and James J. Alescio, our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which they may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Registrant's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below in this Registration Statement, any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that John M. Lisicki and James J. Alescio shall lawfully do or cause to be done by virtue thereof.


/s/ JOHN M. LISICKI
--------------------------------------           -------------------------------
john M. Lisicki                                  James J. Bettini, Sr.
President, Chief Executive Officer and           Director
  Director
(Principal Executive Officer)

Date:      September 3, 1999                     Date:
       -------------------------                      -----------------------


/s/ JAMES J. ALESCIO                             /s/ JOHN J. DALY
--------------------------------------           -------------------------------
James J. Alescio                                 John J. Daly
Senior Vice President, Chief Financial           Director
  Officer and Treasurer
(Principal Financial and Accounting Officer)

Date:      September 3, 1999                     Date:  September 3, 1999
     ----------------------------                     -----------------------

/s/ LAUREN T. BARNETT                            /s/ LIONEL H. FALLOWS
------------------------------------------       -------------------------------
Lauren T. Barnett                                Lionel H. Fallows
Chairman of the Board                            Director

Date:      September 3, 1999                     Date:   September 3, 1999
     -----------------------------                    -----------------------


/s/ DANIEL J. GRECO                              /s/ WILLIAM L. PETROSINO
------------------------------------------       -------------------------------
Daniel J. Greco                                  William L. Petrosino
Director                                         Nominee

Date:      September 3, 1999                     Date:   September 3, 1999
     -----------------------------                    -----------------------


/s/ SEYMOUR HOLTZMAN                             /s/ RONALD S. TECLER
-------------------------------------------      -------------------------------
Seymour Holtzman                                 Ronald S. Tecler
Director                                         Director

Date:      September 3, 1999                     Date:   September 3, 1999
     -----------------------------                    -----------------------


/s/ MARVIN R. LEROY, JR.                         /s/ JOHN A. TESIERO, JR.
------------------------------------------       -------------------------------
Marvin R. LeRoy, Jr.                             John A. Tesiero, Jr.
Director                                         Director

Date:      September 3, 1999                     Date:   September 3, 1999
     -----------------------------                    -----------------------


/s/ ALLAN R. LYONS                               /s/ WILLIAM A. WILDE, JR.
------------------------------------------       -------------------------------
Allan R. Lyons                                   William A. Wilde, Jr.
Director                                         Director

Date:      September 3, 1999                     Date:   September 3, 1999
     -----------------------------                    -----------------------


                                                 /s/ CHARLES E. WRIGHT
------------------------------------------       -------------------------------
Charles S. Pedersen                              Charles E. Wright
Director                                         Director

Date:                                            Date:   September 3, 1999
     -----------------------------                    -----------------------

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, State of New York, on September 3, 1999.


                                      MOHAWK COMMUNITY BANK 401(k)
                                       SAVINGS PLAN IN RSI RETIREMENT
                                       TRUST




                                       By:  /s/ JOHN M. LISICKI
                                            -----------------------------------
                                            JOHN M. LISICKI
                                            Member, Employee Benefits Committee






                                       By:  /s/ ROBERT KELLY
                                            -----------------------------------
                                            ROBERT KELLY
                                            Member, Employee Benefits Committee

                                  EXHIBIT INDEX





Exhibit
Number                                       Document
--------------------------------------------------------------------------------


  5                              Opinion of Silver, Freedman & Taff, L.L.P.

23.1                             Consent of KPMG LLP